EXHIBIT 99.2

                                   TVIA, INC.
         RECONCILIATION BETWEEN GROSS MARGIN PERCENTAGE ON A GAAP BASIS
                               AND NON-GAAP BASIS
                    (In thousands, except percentage amounts)

                                            FOR THE THREE MONTHS ENDED     FOR THE TWELVE MONTHS ENDED
                                                     MARCH 31,                      MARCH 31,
                                           ----------------------------    ----------------------------
                                               2006            2005            2006            2005
                                           ------------    ------------    ------------    ------------
Revenue                                    $      2,760    $      1,046    $      8,333    $      3,281
                                           ============    ============    ============    ============

GAAP Gross Margin                          $      1,825    $        493    $      4,523    $      1,496
 % of revenue                                        66%             47%             54%             46%

Amortization of stock-based compensation   $         23    $          -    $         79    $          -
                                           ------------    ------------    ------------    ------------
Non-GAAP Gross Margin %                    $      1,848    $        493    $      4,602    $      1,496
 % of revenue                                        67%             47%             55%             46%